UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 21, 2005

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Bullitt Lane, Suite 450, Louisville, Kentucky	40222

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     502/329-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K of Sypris Solutions, Inc. filed March 21, 2005, which mistakenly classified its contents. The Items reported in the Form 8-K as originally filed erroneously referenced Item 5.02, and the 8-K submission heading also erroneously referenced Item 5.02. The purpose of this amendment is to delete the reference to Item 5.02 in the text and the submission heading, to reflect the correct Item number 7.01, and to amend and restate the filing in its entirety as set forth below.

Item 7.01 Regulation FD Disclosure.

        On March 21, 2005, Sypris Solutions, Inc. (the “Company”) announced that Robert B. Sanders, recently named to Group Vice President for the Company’s Electronics Group, has also been named President of Sypris Electronics. Mr. Sanders will replace James G. Cocke, who previously served in that role. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit             Description

99.1                          Press release issued March 21, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYPRIS SOLUTIONS, INC.
March 23, 2005	By: /s/ John R. McGeeney John R. McGeeney Secretary/General Counsel